Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND REPORT ON SCHEDULE

We consent to the incorporation by reference in:

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Registration Statement No. 333-273577 on Form S-3 ;
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Registration Statement No. 333-101512 on Form S-8 pertaining to the Deferred Compensation Plan;
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Registration Statement No. 333-240204 on Form S-8 pertaining to the 401(k) Trust and Plan and the Union 401(k) Retirement Savings Trust and Plan;
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Registration Statement No. 333-139906 on Form S-8 pertaining to the 2007 Restricted Stock Plan;
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Registration Statement No. 333-203406 on Form S-8 pertaining to the 2014 Omnibus Equity and Incentive Plan;
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Registration Statement No. 333-240202 on Form S-8 pertaining to the Amended and Restated 2014 Omnibus Equity and Incentive Plan;
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Registration Statement No. 333-286438 on Form S-8 pertaining to the 2024 Omnibus Equity and Incentive Plan;

of our reports dated July 24, 2025, relating to the consolidated financial statements of RPM International Inc. and subsidiaries, and the effectiveness of RPM International Inc. and subsidiaries’ internal control over financial reporting appearing in this Annual Report on Form 10-K of RPM International Inc. for the year ended May 31, 2025.

/s/ Deloitte & Touche LLP

Cleveland, Ohio

July 24, 2025